UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):    July 31, 2026
Commission File Number

CIRRUS LOGIC, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-17795	77-0024818
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

800 W. 6th Street	Austin,	TX		78701
(Address of Principal Executive Offices)				(Zip Code)

Registrant’s telephone number, including area code:			(512)	851-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.001 par value	CRUS	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of the Company was held on July 31, 2026. At the Annual Meeting, the Company’s stockholders voted on the following proposals described in detail in the Company’s Proxy Statement, dated June 3, 2026. Final voting results for each of the matters voted on at the meeting are set forth below.

Proposal One: Election of Directors.

Name	Votes For	Votes Withheld	Broker Non-Votes
Alexander M. Davern	40,274,788	1,495,746	4,181,515
John M. Forsyth	40,477,085	1,293,449	4,181,515
Raghib Hussain	41,532,642	237,892	4,181,515
Duy-Loan Le	41,115,368	655,166	4,181,515
Catherine P. Lego	35,974,970	5,795,564	4,181,515
William D. Mosley	40,499,565	1,270,969	4,181,515
David J. Tupman	39,408,626	2,361,908	4,181,515

Proposal Two: Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 27, 2027.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
42,641,138	3,275,224	35,687

Proposal Three: Advisory vote to approve named executive officer compensation.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
39,913,395	1,802,417	54,722	4,181,515
our:
Proposal Four: Approval of an Amendment and Restatement of the Company's 2018 Long Term Incentive Plan

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
39,021,573	2,697,402	51,559	4,181,515

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CIRRUS LOGIC, INC.

Date:	August 3, 2026	By:	/s/ Gregory S. Thomas
			Name:	Gregory S. Thomas
			Title:	Executive Vice President, General Counsel